PURCHASE AND SALE AGREEMENT

     AGREEMENT made as of the ___ day of May, 1996 by and between CareMatrix Corporation, a Delaware corporation (including any and all nominees permitted hereunder "Buyer"), having an address at 197 First Avenue, Needham, Massachusetts 02194, and ENSIGN-BICKFORD REALTY CORPORATION, a Connecticut corporation ("Seller"), having an address at 19 Ensign Drive, Avon, Connecticut 06001-3705.

                                  WITNESSETH:

     In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

     1. AGREEMENTS TO SELL AND PURCHASE; DESCRIPTION OF PROPERTY; NOMINEE.

     (a) Purchase and Sale. Seller agrees to convey to Buyer and Buyer hereby agrees to purchase from Seller, for the price and upon the terms and conditions set forth herein, the following:

          (i) The land located in Avon, Connecticut on Route 44, containing approximately 6.568 acres of land, described on Exhibit 1.1 attached hereto and made a part hereof, and all easements and rights of way appurtenant to such land, and all of Seller's right, title and interest in and to any alleys, strips and gores abutting or adjoining such land and in and to any highways, streets, and ways abutting or adjoining the Land (hereinafter, collectively, the "Land"). For title reference purposes, see deed(s) recorded in the Land Records of the Town of Avon and the metes and bounds description set forth on said Exhibit 1.1; and

          (ii) all buildings, structures and other improvements, if any, located on the Land (collectively, the "Improvements"); and

          (iii) an easement to discharge storm water into wetlands located on land owned by the Seller as shown on Exhibit 1.1(a) ("Drainage Easement").

     The Land and Improvements and Drainage Easement are, collectively, referred to as the "Property". The Seller shall reserve an easement for a sanitary sewer line including, without limitation, the right to construct such line and the right to convey such easement to the Town of Avon. Such easement shall be in the location set forth on the map attached hereto as Exhibit 1.1(a).

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     (b) Intended Use. Seller understands and acknowledges that Buyer intends to develop and use the Property as an assisted living facility comprised of at least One Hundred Eight (108) units, together with related improvements, parking, and landscaping (the "Intended Use").

     (c) Nominee. Seller acknowledges and agrees that Buyer shall have the right to designate a nominee to take title to the Property by notice to Seller given not later than the Closing Date (as defined below). Any entity in which the principals or affiliates of Buyer own or control, directly or indirectly, at least 50% of the stock, partnership interests or beneficial interests, as the case may be, or any master limited partnership or real estate investment trust organized by Buyer or any of the principals or affiliates of Buyer, will be deemed a nominee for the purposes of this Section. In addition, Buyer may assign this agreement to an unrelated third party, provided, however, that in any such event the Buyer shall remain primarily liable to the Seller for each of the Buyer's obligations hereunder.

     2. PURCHASE PRICE: DEPOSIT; ADJUSTMENTS; ESCROW.

     (a) Purchase Price: The agreed purchase price for the Property (the "Purchase Price") is One Million Three Hundred Thirteen Thousand Six Hundred Dollars ($1,313,600), which Purchase Price shall be payable as follows:

          (i) Twenty Thousand Dollars ($20,000) previously paid (and held in escrow in accordance with the terms of this Agreement by Leventhal, Krasow & Roos, P.C. (the "Escrow Agent") (the "Initial Deposit");

          (ii) Twenty Thousand Dollars ($20,000) previously paid (and held in escrow in accordance with the terms of this Agreement by the Escrow Agent for the period beginning on the day after February 15, 1996 (the "Commitment Date") through the ninetieth (90th) day after the Commitment Date (the "First Extension Period");

          (iii) Twenty Thousand Dollars ($20,000) previously paid (and held in escrow in accordance with the terms of this Agreement by the Escrow Agent named below) on the day after the last day of the First Extended Period for the period beginning on the day after the last day of the First Extended Period and through the ninetieth (90th) day thereafter (the "Second Extended Period"); and

          (iv) Twenty Thousand Dollars ($20,000) will be paid (and held in escrow in accordance with the terms of this Agreement by the Escrow Agent named below) on the day after the last day of the Second Extended Period for the period beginning on the day after the last day of the Second Extended Period through the ninetieth (90th) day thereafter (the "Third Extension Period"). The Twenty Thousand Dollar ($20,000) payments referred to in Item (ii) - (iv) above are hereinafter collectively referred to as the ("Additional Deposits");

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          (v) The Initial Deposit and the Additional Deposits (collectively the
"Deposits") are to be delivered to Seller by the Escrow Agent at the time of delivery and recording of the Deed (as defined below); and

          (vi) The balance of the Purchase Price is to be paid by Buyer to Seller at the time of delivery and recording of the Deed (as defined below) in cash or by certified check or by wire transfer to an account designated by Seller, which designation shall be made not less than one business day prior to the Closing Date.

     (b) Deposit. (i) The Deposits shall be held in an interest-bearing escrow account as provided in an Escrow Agreement by and between the Seller, the Buyer and the Escrow Agent, dated December 21, 1995 ("Escrow Agreement"), subject to the terms of the Escrow Agreement and this Agreement, and shall be duly accounted for at the Closing (as defined below) . All interest on the Deposits is to be accounted for and shared equally between Buyer and Seller if the Closing occurs; or paid to Buyer if the Deposits are returned to Buyer under the terms of this Agreement; or if Seller shall retain the Deposits under the terms of this Agreement, then the entire amount of the interest shall be paid to Seller.

          (ii) Except in the event of a default by the Buyer as set forth in paragraph 7.(b) or otherwise under the terms of this Agreement, notwithstanding anything contained herein to the contrary, in the event the Closing does not occur on or before the last day of the Third Extended Period (through no fault of the Seller), Fifteen Thousand Dollars ($15,000) of the Additional Deposits made for the First Extension Period through the Third Extension Period and any extension payments made pursuant to Section 3.(b) shall become non-refundable to the Buyer. All payments made hereunder as the Initial or Additional Deposits shall be credited in full against the Purchase Price, with interest on the Initial Deposit and the Additional Deposit to be treated as set forth in (b)(i) above.

     (c) Adjustments. The Purchase Price shall be adjusted to reflect the following:

          (i) Water and sewer use charges, charges for electricity, gas and other utilities, operating expenses and collected rents, if any, and real property taxes with respect to the Property for the then current fiscal tax period, shall be apportioned as of the Closing Date, and the net amount shall be added to or deducted from the Purchase Price, as the case may be.

          (ii) Each party shall pay its own attorney's fees incurred in connection with the negotiation of this Agreement and consummation of the transactions contemplated by this Agreement, except as otherwise expressly provided herein. Seller shall pay the cost of all state and municipal real estate conveyance taxes assessed with respect to the sale of the Property, and recording fees for releases and other documents required to clear title or to comply with its obligations hereunder (except for fees for releases of liens created by the actions of the Buyer, its servants, agents or independent contractors). Buyer shall pay for recording costs of the Deed, the releases of liens created by the actions of the Buyer, its

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servants, agents or independent contractors and any loan documents relating to
Buyer's financing for the Property, as well as the costs of any survey, owner's or lender's title insurance policy, environmental site assessment or appraisal which Buyer may elect to obtain in connection with its acquisition of the Property.

          (iii) If at any time following the malting of any of the adjustments to the Purchase Price, the amount thereof shall prove to be incorrect, or it should be discovered that some adjustment which should have been made was inadvertently omitted altogether, the party in whose favor the error was made shall pay the sum necessary to correct such error to the other party promptly following receipt of notice of such error from such other party. The provisions of this Section 2(c)(iv) shall survive the delivery of the Deed for a period of one year from the date of such delivery.

     3. CLOSING; EXTENSIONS.

     (a) Closing Date and Place. The time for the delivery of the Deed and for the performance of the other terms and conditions of this Agreement (the "Closing"), shall be 10:00 A.M. on September 30, 1996 (as the same may be extended pursuant to the provisions hereof, the "Closing Date") at the offices of the Escrow Agent, or at such other place or time as shall be mutually agreed upon by Buyer and Seller. It is agreed that time is of the essence.

     (b) Acceleration of or Extension of Closing Date. Buyer shall have the option to accelerate the date of the Closing upon thirty (30) days prior written notice to the Seller. Buyer shall have the right to extend the Closing Date and each subsequent extended date of the Closing by written notice to Seller given at least ten (10) days in advance of the then applicable Closing Date; however, no such extension may be made which will postpone the Closing Date to a date subsequent to December 31, 1996. Time is of the essence of this Agreement. Each such extension notice shall be accompanied by a payment to Seller in the amount of $5,000 for each thirty (30) day period (or fraction thereof) included within the extension set forth in such notice. Any and all such extension payments shall be nonrefundable if the Closing does not occur (except as a result of Seller's default), but shall be paid by the Escrow Agent to the Seller and credited in full against the Purchase Price if the Closing does occur. If the Buyer exercises its rights to extend the Closing as set forth in this Section 3, any additional costs, up to $2,500, associated with the extension shall be borne by the Buyer and paid to the Seller at the Closing.

     4. REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties of Seller. Seller warrants and represents to, and covenants and agrees with, Buyer as of the date hereof (and on the Closing Date shall reaffirm all such representations, covenants and warranties as of that date) as follows:

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          (i) Seller is a duly organized and validly existing Connecticut corporation, in good standing under the laws of the State of Connecticut and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution by the undersigned officer of Seller and delivery of this Agreement, and the performance by Seller of its obligations hereunder, have been duly authorized by all necessary action by and on behalf of Seller and will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the articles of organization or by-laws of Seller as any of the same may have been amended, any agreement or instrument to which Seller is a party or by which it is bound, or, to the best of Seller's knowledge, any Permit or any Governmental Regulation (as defined below), regulation, order, judgment, writ, injunction or decree of any court or governmental authority.

          (ii) To the best of the Seller's knowledge, there are no uncured notices, suits, orders, decrees or judgments relative to violations of, nor to the best of Seller's knowledge, any other violations of, any easement, restrictive covenant or other matter of record affecting the Property or any part thereof, or has the Seller received notice of any violation of any laws, statutes, ordinances, codes, regulations, rules, orders, or other requirements of any local, state or federal authority or any other governmental entity or agency having jurisdiction over the Property or any part thereof, including, without limitation, any of the foregoing affecting zoning, subdivision, building, health, traffic, environmental, hazardous waste or flood control matters (all of the foregoing, collectively, "Governmental Regulations").

          (iii) To the best of the Seller's knowledge, the Seller has not received notice of any other suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened, against or affecting the Property or any of the transactions provided for herein before any court or administrative agency or officer, and Seller has not received notice of any default with respect to any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or office to which Seller is subject in any way affecting the Property or any of the transactions provided for herein.

          (iv) Seller is familiar with the provisions of Sections 897 and 1445 of the Internal Revenue Code (the "Code"), and Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

          (v) Except as disclosed on Exhibit 4.1, there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or oral) which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights with regard to the use of the Property or any portion thereof which will not terminate by the date of the Closing.

     As used in this Agreement, the phrase "to the best of Seller's knowledge" shall mean the actual not constructive or imputed knowledge of the Seller.

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     The Buyer is conducting its own due diligence investigation of the Property and therefore not relying on the foregoing representations and warranties as an inducement to purchase the Property. In the event that Seller breaches any of such representations or warranties, the Seller shall only be liable for actual damages arising out of such breach and not for any reliance damages.

     (b) Representations and Warranties of Buyer. Buyer warrants and represents to, and covenants and agrees with, Seller as of the date hereof (and on the Closing Date share reaffirm all such representations, covenants and warranties as of that date) as follows:

          (i) Buyer is a duly organized and validly existing Delaware corporation in good standing under the laws of the State of Delaware and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution and delivery of this Agreement. The execution by the undersigned officer of the Buyer and the delivery of this Agreement and the performance by Buyer of its obligations hereunder, have been duly authorized by all necessary action by and on behalf of the Buyer; and will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the Articles of Organization or By-Laws of Buyer, as same may have been amended or, to the best of Buyer's knowledge, or order, judgment, writ, injunction or decree of any court or any agreement or instrument to which Buyer is a party or by which it is bound.

          (ii) The officer signing this Agreement on behalf of Buyer is duly authorized to execute the same on behalf of Buyer and Buyer shall provide a corporate resolution to such effect at the Closing.

     (c) Liability for Warranties and Representations. Seller agrees to indemnify and hold Buyer harmless from and against any and all actual damages, expenses and fees, including without limitation, reasonable attorneys' fees and expenses, incurred by Buyer as the result of the failure of any of Seller's warranties and representations contained in this Article 4 or elsewhere in this Agreement. Conversely, Buyer agrees to indemnify and hold Seller harmless from and against any and all claims, losses, liabilities, damages, expenses and fees, including without limitation, reasonable attorneys' fees and expenses, incurred by Seller as the result of the failure of any of Buyer's warranties and representations contained in this Article 4 or elsewhere in this Agreement. The provisions of this Article 4 shall survive the delivery of the Deed hereunder or the termination of this Agreement.

     5. RIGHTS AND OBLIGATIONS OF THE PARTIES PRIOR TO CLOSING;
CONDITIONS TO CLOSING.

     (a) Seller's Covenants. Seller covenants that between the date of this Agreement and the Closing:

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          (i) Upon prior notice to the Seller, Buyer and its representatives, agents, contractors, architects and engineers, and each of their respective officers, directors, agents, contractors, employees, representatives, and designees shall have access to the Property at any time and from time to time, at Buyer's sole cost and expense: (A) to show the Property to third parties (including, without limitation, contractors, engineers, architects, attorneys, insurers, banks and other lenders or investors, and prospective tenants, occupants or buyers) and (B) to perform any and all tests, borings, inspections, environmental site assessments and measurements which Buyer reasonably deems necessary or appropriate hereunder, including without limitation, for purposes of locating all utility conduits serving the Property, making soil borings, performing soil compaction tests, performing mechanical or structural inspections, conducting any of the other tests described in Section 5 (b) below, and making such surveys and other topographical and engineering studies, and other tests, surveys and studies as Buyer or Buyer's lender may deem necessary or appropriate. The Buyer agrees to name the Seller as an additional insured and to furnish the Seller with a certificate evidencing same endorsed on its general liability policy with coverage limits at $20,000,000 as the policy relates to the Property and with mechanics' lien waivers from contractors, engineers or architects performing work on the Property. Such certificate shall also provide for notice to the Seller thirty (30) days prior to any cancellation thereof. Promptly following such tests and surveys, Buyer shall restore any disturbed Property to substantially the same condition as existed prior to such tests and surveys. Buyer hereby indemnifies and holds Seller harmless from any cost or expense suffered or incurred by Seller, including reasonable attorneys' fee, caused by the entry upon the Property prior to the Closing by Buyer, its agents, independent contractors, servants and employees, including but not limited to, any injury to any person arising therefrom, for a period of one (1) year from the date of the Closing.

          (ii) Buyer may discuss the Project and/or the Property with any federal, county, state or local officials or authorities concerning variances, permits, certificates, consents, approvals, and other Governmental Regulations for the use, operation, leasing and/or sale of the Property. The Buyer will hold in strict confidence all documents, data and information obtained from the Seller, and if the Closing does not occur, will return the same to the Seller.

          (iii) Seller shall not permit any new occupancy of, or enter into any new lease for, space in or on the Property, or any portion thereof, or enter into or renew any management, maintenance or other agreement affecting the Property, or enter into or renew any management, maintenance or other agreement affecting the Property which will extend through the date of the Closing, unless Buyer has previously approved such occupancy, lease or agreement in writing.

          (iv) Seller shall not withdraw, settle or otherwise compromise, any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer. The Buyer may continue any such protest or reduction upon reimbursement to Seller of Seller's costs paid to third parties in connection therewith.

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Buyer's continuance of any such protest or reduction shall be at the Buyer's expense. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

          (v) Seller shall not modify or alter the Property in any material respect.

     (b) Certain Conditions to Buyer's Obligations. In addition to the other conditions to be satisfied hereunder, Buyer's obligations hereunder are expressly contingent upon fulfillment of all of the following terms and conditions:

          (i) Within two weeks after the date of the execution of this Agreement, Buyer shall have obtained a commitment from a title insurance company selected by Buyer pursuant to which such company agrees to insure title to the Property, at normal premium rates, in an ALTA form, which commitment shall delete the printed exceptions for mechanics' and materialmans' liens, parties in possession and surveys, shall include a so-called Comprehensive Endorsement, and shall (A) affirmatively insure that there will be no violation of any applicable restrictions pertaining to the Property if used, operated, leased and/or sold as contemplated herein, (B) insure that the Property has legal and actual access to an identified public roadway, (C) take exception for a deed restriction which shall limit the use of the Property to a nursing home facility, surgery center, assisted living development, independent living development, continuing care retirement community development or medical office use related to any of the foregoing for a five (5) year period commencing on the date of the Closing, (D) provide the following affirmative coverages:

               (1) "This policy affirmatively insures that real estate taxes, water and sewer use charges and other governmental charges due and payable through the date of the Policy have been paid.

               (2) "This policy affirmatively insures that the easements and/or rights of way set forth on Schedule B of the policy do not, and the exercise of any rights thereunder will not, adversely interfere with the use or enjoyment of all or of any portion of the insured premises, including, without limitation, the buildings and other improvements as currently constructed thereon.

               (3) "This policy affirmatively insures that none of the restrictions, covenants or conditions set forth in Schedule B have been violated and no future violation of any of the same will result in (I) a forfeiture or reversion of title, (II) the forced removal or relocation of any building, structure or improvement located on the insured premises or (III) the lien of the mortgage referred to in Schedule A being divested or subordinated or its validity, priority or enforceability otherwise being impaired."

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               (4) Access (reference to specific, publicly dedicated, open and accepted streets and roadways to which the property has legal and actual access sufficient for vehicular use).

               (5) Same coverage available to future purchasers, lessees and mortgagees.

          (ii) Buyer shall have obtained all zoning, subdivision and environmental permits and approvals and any other applicable permit, approval, consent or license as may be necessary for the Intended Use, including without limitation, approval of the Intended Use by the appropriate boards, and the relevant appeal periods for all such permits, approvals, licenses and consents shall have expired without any appeal having been taken.

          (iii) Within sixty (60) days after the date of the execution of this Agreement, Buyer shall conduct such soil borings, analyses, and tests of the Property as reasonably deemed necessary by the Buyer and shall be satisfied that the soil are suitable for the development of the Property for the Intended Use and that the condition of the Improvements is satisfactory.

     If the foregoing conditions specified in subsections (i) and (iii) above are not fully satisfied in a manner which is acceptable to Buyer in its sole discretion on or before 5:00 p.m. on the respective dates set forth above for the satisfaction of such condition, Buyer shall have the right to notify Seller thereof on or before 5:00 p.m. on such respective date, which notice shall specify which condition(s) (has) (have) not been satisfied, then this Agreement shall be terminated, and, except as set forth in Section 2.(b)(ii) and in
Section 3.(b), the Deposits, together with all interest thereon, shall be immediately refunded to Buyer, whereupon all obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto other than for matters covered under the indemnification and insurance provisions set forth in Section 5(a)(i) of this Agreement. In such event, the Buyer shall provide the Seller with a copy of any environmental site assessment report (for informational purposes and without warranties or representations of any kind regarding accuracy).

     If the foregoing condition specified in (ii) above is not fully satisfied in a manner which is acceptable to Buyer in its sole discretion on or before fifteen (15) days prior to the original or any extended time for Closing, Buyer shall notify Seller thereof prior to the Closing Date, which notice shall specify which condition(s) has (have) not been satisfied. In such event, this Agreement shall be terminated, and, except as set forth in Section 2.(b)(ii) and in Section 3.(b), the Deposit together with all interest thereon, shall be immediately refunded to Buyer, whereupon all obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto other than for matters covered under the indemnification and insurance provisions set forth in Section 5(a)(i) of this Agreement.

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     6. CLOSING OBLIGATIONS; ESCROW INSTRUCTIONS.

     (a) Seller's Closing Obligations. On the Closing Date, Seller shall:

          (i) Deliver to Buyer full possession of the Property: (A) in the same condition as it is as of the date hereof (except that Seller shall have no responsibility for change to the Property as a result of work performed by the Buyer, its agents or independent contractors) (B) with any encumbrances expressly permitted by this Agreement and (C) free and clear of all tenants and occupants. Buyer shall be entitled to an inspection of the Property prior to the Closing Date in order to determine whether the condition thereof complies with the terms of this Section.

          (ii) Deliver to Buyer, in form and substance satisfactory to Buyer, the following:

               (A) a Connecticut form warranty deed (the "Deed") (in form acceptable to Buyer's title insurance carrier, conveying good and clear record and marketable title to the Land and Improvements insurable as provided in
Section 5(b)(iii) above, which shall convey title free from all liens, encumbrances and encroachments except: (I) facts as shown on a survey, (II) provisions of building and zoning laws existing as of the date hereof; (III) such real property taxes for the then current fiscal tax period as are not yet due and payable on the Closing Date, provided that if the Land is a portion of a larger tax parcel, then Buyer shall take title subject only the proportionate share of such real property taxes as relate to the Land; (IV) such liens for betterment charges as may be assessed on the Property and due after the Closing Date; (V) easements, restrictions and rights of way of record, if any, which do not materially interfere (in Buyer's reasonable discretion) with the development, use, operation, leasing and/or sale of the Property for the Intended Use; and (VI) the deed restriction described in paragraph 5.(b)(i) above.

               (B) An Assignment of Seller's entire interest in any permits, licenses or approvals affecting the Property (provided, however, in the absence of an express assignment, delivery of the Deed will conclusively be deemed to constitute the assignment of all of such permits, licenses and approvals to Buyer);

               (C) A receipted bill from the local water and sewer authority and any other entity providing utility service to the Property that all charges for water and sewer service and such other utilities have been paid through a date not more than five (5) calendar days prior to the Closing Date.

               (D) Affidavits to Buyer's title insurer as to parties in possession or with a right to possession of, and mechanic's liens (with an exception for those as a result of work contracted for by Buyer, its agents or independent contractors) with respect to, the Property, which affidavits shall be sufficient to have the normal printed exceptions with respect to such matters deleted from Buyer's and Buyer's lender's title insurance policy(ies).

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               (E) An Affidavit certifying that Seller is not a "foreign person"
as of the Closing Date, as provided in Section 4(a)(xv) hereof.

               (F) A certificate by Seller to the effect that all of the representations and warranties set forth in Section 4 remain true and correct as of the Closing Date except to the extent the same may have changed in accordance with the terms and conditions of this Agreement.

               (G) A 1099-B form for the Escrow Agent.

               (H) A W-9 form stating that no backup withholding is necessary to disburse Seller's share, if any, of the interest earned on the Deposit.

               (I) A secretary's certificate and corporate resolution of Seller, certifying as to the incumbent officers of Seller and the due authorization and execution of this Agreement, and of the sale, assignment, instruments, and other transactions contemplated hereby.

               (J) A certificate of good standing for Seller and a copy of Seller's by-laws and certificate of incorporation certified by the secretary of Seller.

               (K) Such documents, certificates and affidavit reasonably deemed necessary or appropriate by Buyer's title insurance company to issue its title insurance policy for the Property.

               (L) All other documents expressly required by this Agreement to be delivered by Seller, including, without limitation, the Drainage Easement.

          (iii) To enable Seller to make conveyance as herein provided, at the time of delivery of the Deed, Seller shall use the Purchase Price or any portion thereof to clear title to the Property of any or all encumbrances (except for those created by the Buyer, its agents or independent contractors), and all instruments so procured shall be recorded simultaneously with the delivery of the Deed, or provisions reasonably satisfactory to Buyer's attorney shall be made prior to the Closing Date for recording thereof as soon as reasonably practicable after the Closing Date.

     (b) Buyer's Closing Obligations. At the Closing, Buyer shall:

          (i) Deliver to Seller, by wire transfer or certified check, the balance of the Purchase Price, as adjusted for apportionments under Section 2 above.

          (ii) Deliver any other documents expressly required by this Agreement to be delivered by Buyer.

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          (iii) A W-9 form stating that no back-up withholding is necessary to disburse Buyer's share, if any, of interest earned on the Deposit.

     7. FAILURE OR INABILITY TO PERFORM; DEFAULTS; REMEDIES.

     (a) Seller's Default. (i) If on the Closing Date, Buyer is not in default of this Agreement and not through the actions of the Buyer, (A) Seller shall be unable to give title or make conveyance or deliver possession of the Property as required by this Agreement or to satisfy any of the terms and conditions precedent to Closing set forth herein, except for matters caused by the Buyer, its servants, agents or independent contractors, or (B) the Property does not then conform to the provisions hereof, or (C) any of Seller's warranties and representations contained herein are not fully accurate as of the Closing Date (items (A) through (C), collectively, called "Seller's Obligations"), the time for performance hereunder shall be extended for such period, not to exceed ninety (90) days, as shall be reasonably specified by Buyer, and Seller shall use diligent efforts to satisfy and perform all of Seller's Obligations. If other than as caused by the actions of the Buyer or its agents, servants or independent contractors, at the expiration of such extended time for performance, despite having used such diligent efforts Seller shall remain unable satisfy and perform all of Seller's Obligations, and such failure adversely affects the Buyer's title to the Property, the Buyer's intended use of the Property or the market value of the Property, then Buyer shall have the option, at Buyer's sole discretion: (I) to terminate this Agreement by notice given to Seller, whereupon the Deposit, together with all interest and other sums paid by Buyer hereunder, shall be promptly refunded by Buyer and all obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto, excluding, however, those provisions hereof which are expressly provided herein to survive termination of the Agreement (including without limitation, Buyer's indemnification of Seller as set forth in Section 5(a) hereof), or (II) Buyer shall have the election, at the original or at any extended time for Closing, to accept such title to, and possession of, the Property as Seller can deliver in its then condition and to thereupon pay the Purchase Price without any deductions, except such amount necessary to remove all mortgages, liens or encumbrances which secure the payment of money (except for those caused by the Buyer, its servants, agents or independent contractors) and such adjustments computed in accordance with
Section 2(b) above, in which case Seller shall convey such title. In the event that Seller seeks relief as a debtor under any applicable law, including without limitation the federal bankruptcy code, or upon the involuntary commencement of any such proceeding, Buyer shall have the right of possession of the Property pending the Closing and shall be entitled to any and all rights pursuant to 11 U.S.C. ss.365(i)and (ii). Buyer shall have the right to obtain specific performance of this Agreement, as well as the benefit of any other rights or remedies provided herein or by applicable law, in the event of any default hereunder by Seller (i.e., Seller's failure to perform its obligations hereunder where such failure is not excused by any of the express terms of this Agreement).

     (b) Buyer's Default. If on the Closing Date, Seller is not in default of this Agreement and if not through the actions of the Seller, Buyer shall fail to fulfill its agreements herein Seller's sole and exclusive remedy shall be to retain the Deposits and any interest thereon as full and complete liquidated damages, both at law and in equity, whereupon this Agreement shall terminate without further recourse to either party other than for matters covered under the indemnification and insurance provisions set forth in Section 5(a)(i) of this Agreement, which shall, in any event, survive such termination. In addition, nothing contained herein shall be construed so as to prevent Seller from negotiating and/or accepting another offer to sell and/or lease all or any part of the Property to any third party, after Buyer's default under this Agreement.

     8. MISCELLANEOUS.

     (a) Tax Identification Number. Seller warrants and represents that Seller's federal tax identification number is 060860253, and Buyer warrants and represents that Buyer's federal tax identification number is [04-3312235]. Seller and Buyer each acknowledge that the foregoing information will be relied upon in reporting the transactions contemplated hereby to appropriate governmental authorities.

     (b) Agreement Not an Offer. The submission of any draft of this Agreement or any portion thereof does not constitute an offer to buy the Property, it being acknowledged and agreed that neither Buyer nor Seller shall be legally obligated with respect to the purchase or sale of the Property unless and until this Agreement has been executed by both Buyer and Seller and a fully executed copy has been delivered to each of Buyer and Seller.

     (c) Exhibits. The Exhibits attached hereto are incorporated herein by this reference and made a part hereof.

     (d) Notices. All notices or communications required or permitted hereunder shall be in writing and delivered by hand or mailed by certified mall, return receipt requested, postage and registration or certification charges prepaid, or by nationally recognized overnight courier service, or by telefax, to the party entitled thereto as follows:

               If to Seller:

               Ensign-Bickford Realty Corporation
               19 Ensign Drive
               Avon, CT 06001-3705
               Attention:  Mr. Robert R. Occhialini, President
                              and Chief Executive Officer

               with a copy to:

               Ensign-Bickford Industries, Inc.
               10 Millpond Lane
               Simsbury, CT 06070
               Attention:  Michael T. Long, Esq.

               with a courtesy copy to:

               Leventhal, Krasow & Roos
               100 Pearl Street
               Hartford, CT
               Attention:  Herbert Krasow, Esq.

               If to Buyer:

               CareMatrix Corporation
               197 First Avenue
               Needham, MA 02194
               Attention:  James M. Clary, III, Esq.
               Fax No.: (617) 433-1190

               with a courtesy copy to:

               Levy & Droney, P.C.
               74 Batterson Park Road
               Farmington, CT 06032
               Attention:  Joseph A. Vitale, Esq.

or such other party(ies), address(es) or telefax number(s) as either party shall specify by written notice to the other from time to time. Any such notice or communication shall be deemed to have been given as of the date of its receipt or delivery.

     (e) Broker. (i) Each of Buyer and Seller hereby represents, covenants and warrants to the other that the party so representing has dealt with no broker or other person entitled to a commission in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby, other than Lexington Company with Jeff Sikes, as agent (the "Broker"). Further, each of Buyer and Seller agrees to indemnify and hold harmless the other from any loss, cost or expense which such non-indemnifying party may incur as a result of any inaccuracy in the other party's warranties and representations as set forth in the prior sentence. Except in the case of a breach of Buyer's warranty set forth above, any and all fees to be paid to the Broker, or any other broker in connection with Buyer's purchase of the Property will be paid by Seller.

          (ii) Upon delivery and recording of the Deed and other instruments contemplated herein, in consummation of the transactions contemplated hereby, Seller shall pay to the Broker a brokerage commission in the amount of $60,000. In the event that this Agreement is terminated for any reason, no such commission or compensation of any kind shall be due and payable to the Broker. The provisions of this Section 8(e) shall survive the delivery of the Deed or the termination of this Agreement.

          (iii) The Broker joins in this Agreement and becomes a party hereto for the purposes of this Section 8(e) only. The consent of the Broker shall not be required with respect to any amendments or modifications to this Agreement other than Amendments or modifications to this Section 8(e).

     (f) Entire Agreement; Rules of Construction. This Agreement, executed in multiple counterparts, is to be construed as a Connecticut contract; sets forth the entire agreement between the parties; merges all prior and contemporaneous agreements, understandings, warranties, or representations, including, without limitation, the letter from Buyer and accepted by Seller, dated December 13,1995; shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and may be canceled, modified or amended only by a written instrument executed by both Seller and Buyer. The captions and section headings are used only as a matter of convenience and are not to be considered a part of this Agreement or to be used in determining the intent of the parties.

     (g) Further Assurances. Upon Buyer's request, Seller agrees to execute and deliver to Buyer such additional instruments, certificates and documents as Buyer may reasonably require, whether or not after the Closing Date, in order to provide Buyer with the rights and benefits to which Buyer is entitled under this Agreement.

     (h) Notice of Agreement. Buyer shall have the right to record and Seller agrees to execute and acknowledge a Notice of Contract.

     (i) Deed Restriction. The Buyer shall agree to a deed restriction which shall limit the use of the Property to a nursing home facility, surgery center, assisted living development, independent living development, continuing care retirement development and for medical office uses related to any of the foregoing for a five (5) year period commencing on the date of the Closing.

     (j) Diligent Efforts Concerning Approvals. The Buyer agrees to diligently pursue obtaining all necessary zoning, subdivision and environmental permits and approvals and any other applicable permit or approval as may be necessary for the development of the Property for its Intended Use.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused it to be executed by their respective duly authorized representatives, as an instrument under seal as of the day and year first above written.

WITNESSES:                                  BUYER:

                                            CAREMATRIX CORPORATION

/s/ [Illegible]                             By: /s/ Michael Gosman
----------------------------------          -------------------------------
                                              Name: Michael Gosman
/s/ [Illegible]                               Title: Ex Vice President
----------------------------------            hereunto duly authorized

                                            SELLER:

                                            ENSIGN-BICKFORD REALTY
                                            CORPORATION

/s/ Herbert A. Krasow                       By: /s/ Thomas C. Pedrotty
----------------------------------          -------------------------------
                                               Name: Thomas C. Pedrotty
/s/ Julie P. [Illegible]                       Title: VP & Controller
----------------------------------            hereunto duly authorized

                                            ESCROW AGENT:

                                            LEVENTHAL, KRASOW & ROOS

/s/ Margaret O. Sullivan                    By: /s/ Herbert A. Krasow
----------------------------------          -------------------------------
                                               Name:   Herbert A. Krasow
/s/ Julie P. [Illegible]                       Title:  VP
----------------------------------            hereunto duly authorized

STATE OF MASSACHUSETTS   )
                         ) ss:
COUNTY OF NORFOLK        )

     Personally appeared, Michael Gosman, the ex vice pres., of CareMatrix Corporation, a Delaware corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the duly authorized free act and deed of the corporation.

                                           /s/ Carol A Blamhard
                                           ----------------------------------
                                           My Commission Expires: 6/30/2000
                                           Notary Public

STATE OF CONNECTICUT     )
                         ) ss: AVON
COUNTY OF HARTFORD       )

     Personally appeared, THOMAS C. PEDROTTY, the Vice President and Controller of Ensign-Bickford Realty Corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the duly authorized free act and deed of the corporation.

                                           /s/ Herbert A Krakow
                                           ----------------------------------
                                           Commissioner of the Superior Court

Exhibits

Exhibit 1.1              Legal Description of the Land
Exhibit 4.1              Schedule of Contracts

                                   EXHIBIT 1.1

All that certain parcel of land with the buildings and improvements thereon, situated on the northerly street line of West Main Street (Route 44) in the Town of Avon, County of Hartford and State of Connecticut, shown as "PARCEL 2A AREA =
6.568 acres" on a map entitled: "MAP OF LAND TO BE CONVEYED TO CAREMATRIX WEST MAIN STREET & BICKFORD DRIVE EXTENSION AVON, CONNECTICUT SCALE 1" = 40' JUNE 1996 REVISED: JUNE 1, 1996 HODGE SURVEYING ASSOCIATES, P.C.", which map is on file or to be filed in the Avon Town Clerk's Office, and being more particularly bounded and described as follows:

COMMENCING          at a point on the northerly street line of West Main Street
                    (Route 44), which point marks the south-westerly corner of land now or formerly of Alpha Realty, Inc. and the southeasterly corner of the land herein described;

THENCE running along the northerly street line of West Main Street, the following courses and distances:

                    N 62(degrees) 15' 26" W, a distance of 4.59 feet, to a point;

                    N 68(degrees) 59' 06" W, a distance of 22.62 feet, to a point;

                    N 68(degrees) 59' 06" W, a distance of 38.07 feet, to a point;

                    N 57(degrees) 17' 16" W, a distance of 62.42 feet, to a point;

                    N 57(degrees) 17' 16" W, a distance of 8.17 feet, to a point;

                    along the arc of a curve having a radius of 2924.93 feet, a distance of 36.68 feet, to a point;

                    along the arc of a curve having a radius of 2924.93 feet, a distance of 20.00 feet, to a point;

                    along the arc of a curve having a radius of 2924.93 feet, a distance of 218.31 feet, to a point;

                    N 69 04' 26" W, a distance of 276.32 feet, to a point;

                    N 69(degrees) 04' 26" W, a distance of 10.10 feet, to a point;

                    N 69(degrees) 04' 26" W, a distance of 10.10 feet, to a point;

                    N 69(degrees) 04' 26" W, a distance of 21.67 feet, to a point marking the southeasterly corner of Lot No. 1 Avon Elderly Housing T.D. Partnership and the southwesterly corner of the land herein described;

THENCE              running along Lot No. 1 Avon Elderly Housing T.D.
                    Partnership the following courses and distances:

                    N 16(degrees) 37' 20" E, a distance of 98.65 feet, to a point;

                    N l6(degrees) 37' 20" E, a distance of 20.20 feet, to a point;

                    N 13(degrees) 02' 44" W, a distance of 72.83 feet, to a point;

                    N l6(degrees) 52' 07" E, a distance of 20.05 feet, to a point;

                    N l6(degrees) 52' 07" E, a distance of 48.77 feet, to a point;

                    N 46(degrees) 50' 51" E, a distance of 32.00 feet, to a point;

                    N 46(degrees) 50' 51" E, a distance of 25.00 feet, to a point;

                    N 46(degrees) 50' 51" E, a distance of 162.45 feet, to a point;

                    S 56(degrees) 10' 58" E, a distance of 11.00 feet, to a point;

                    S 56(degrees) 10' 58" E, a distance of 64.00 feet, to a point;

                    S 56(degrees) 10' 58" E, a distance of 6.18 feet, to a point;

                    S 56(degrees) 10' 58" E, a distance of 31.23 feet, to a point on the westerly street line of Bickford Drive Extension;

THENCE running along Bickford Drive Extension the following courses and distances:

                    along the arc of a curve having a radius of 60.00 feet, a distance of 46.68 feet, to a point;

                    along the arc of a curve having a radius of 60.00 feet, a distance of 132.26 feet, to a point;

                    along the arc of a curve having a radius of 40.83 feet, a distance of 48.11 feet, to a point;

                    along the arc of a curve having a radius of 604.34 feet, a distance of 216.03 feet, to a point marking the northwesterly corner of Parcel 2B and the northeasterly corner of the land herein described;

THENCE running along Parcel 2B as shown on said map, the following courses and distances:

                    S 18(degrees) 42' 42" E, a distance of 52.25 feet, to a point;

                    S l8(degrees) 42' 42" E, a distance of 32.73 feet, to a point;

                    S l8(degrees) 42' 42" E, a distance of 146.91 feet, to a point,

                    S 18(degrees) 42' 42" E, a distance of 53.13 feet, to a point;

                    S l8(degrees) 42' 42" E, a distance of 126.57 feet, to a point;

THENCE S 14(degrees) 51' 50" W, along land now or formerly of Alpha Realty, Inc., a distance of 121.83 feet, to a point on the northerly street line of West Main Street, being the point of beginning.

Together with the right to drain in favor of Parcel 2A into land of Ensign-Bickford Realty Corporation on the opposite side of Route 44 to Stub Pond as shown on the aforementioned map.

                                   Exhibit 4.1

                              Schedule of Contracts

                                      NONE

                                 EXHIBIT 1.l(a)

                                       Map